UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2017

Rockwell Medical, Inc.

(Exact name of Registrant as Specified in Charter)

Michigan	000-23661	38-3317208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (248) 960-9009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2017, Mr. Ken Holt advised the Board of Directors of Rockwell Medical, Inc. (the “Company”) that he has chosen not to stand for reelection as a director of the Company at the Company’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”).

Item 8.01                                           Other Events

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is a copy of a press release issued by the Company on March 2, 2017 announcing, among other things, that Mr. Holt has chosen not to stand for reelection as a director at the 2017 Annual Meeting and that Mr. David Domzalski has been nominated to join the Company’s board of directors, replacing Mr. Holt.

Item 9.01                                           Financial Statements and Exhibits

Exhibit Number	Description

99.1	Rockwell Medical, Inc. Press Release issued on March 2, 2017

Important Additional Information and Where to Find It

Rockwell Medical, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.   Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise can be found in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (“SEC”) on April 18, 2016.  To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2016 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents are available free of charge at the SEC’s website at www.sec.gov.  Rockwell Medical, Inc. intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from shareholders in connection with the matters to be considered at the 2017 Annual Meeting of Shareholders.  Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2017 Annual Meeting, including the schedules and appendices thereto.  Investors and shareholders are strongly encouraged to read any such proxy statement and the accompanying WHITE proxy card and other documents filed by Rockwell Medical, Inc. with the SEC carefully and in their entirety when they become available, as they will contain important information.  Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Rockwell Medical, Inc. with the SEC for no charge at the SEC’s website at www.sec.gov.  Copies will also be available at no charge by writing to Rockwell Medical, Inc., Attn: Secretary, 30142 S. Wixom Road, Wixom, Michigan, 48393.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: March 3, 2017	By:	/s/ Thomas E. Klema
Thomas E. Klema
Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Dated March 2, 2017

Exhibit Number	Description

99.1	Rockwell Medical, Inc. Press Release issued on March 2, 2017